Exhibit 99.1

ESSEX RENTAL CORP. REPORTS THIRD QUARTER 2013 RESULTS

BUFFALO GROVE, IL - November 5, 2013 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its unaudited consolidated results for the three months ended September 30, 2013.
Third Quarter 2013 Highlights

•
Crawler crane utilization increased to 48.3% for the three month period ended September 30, 2013 compared to 43.4% and 46.6% for the three month periods ended September 30, 2012 and June 30, 2013, respectively. Crawler crane utilization has increased on a quarter over quarter basis in each of the past six quarters and is at its highest level since the first quarter of 2009;

•
Utilization of hydraulic crawler cranes increased to 70.9% for the three month period ended September 30, 2013, compared to 63.5% and 67.6% for the three month periods ended September 30, 2012 and June 30, 2013, respectively. Hydraulic crawler crane utilization is at its highest level since 2008;

•
Average rental rates for the subclasses within the hydraulic crawler crane fleet, when measured on a model by model basis, have increased by an average of $1,746 or 7.3% for the three month period ended September 30, 2013 compared to the three month period ended September 30, 2012;

•	Retail equipment sales revenue increased by 206.2% to $3.8 million for the three month period ended September 30, 2013 compared to $1.2 million for the three month period ended September 30, 2012;

•
Selling, general & administrative expenses excluding non-cash compensation decreased by 10.5% to $5.6 million for the three month period ended September 30, 2013 compared to $6.2 million for the three month period ended September 30, 2012;

•
Adjusted EBITDA before non-cash compensation and non-recurring expenses increased by 36.2% to $19.5 million for the trailing twelve month period ended September 30, 2013 compared to $14.3 million for the trailing twelve month period ended September 30, 2012; and

•
Total debt decreased by $15.4 million or 6.7% over the past 21 months, due to both free cash flow from operations and the disposition of excess rental equipment at an average of 110.5% of Orderly Liquidation Value (“OLV”).

CEO Comments

Ron Schad, President and CEO of Essex stated, “While our year-to-date results display an ongoing economic recovery, our third quarter results reflect a softening in demand for certain end markets and customers that we serve.”

“Despite decreases in utilization on some of our lighter lifting equipment, crawler crane utilization is at its highest level since the first quarter of 2009. Crawler cranes make up approximately 75% of the value of our rental fleet. Within our crawler crane fleet, utilization of our heavy lift hydraulic crawler crane class was 70.9%, which is the highest level this class has achieved since 2008. These hydraulic crawler cranes have high dollar rental rates and account for approximately 70% of the value of our crawler crane fleet and approximately 50% of the value of our total fleet.”

Third Quarter 2013 Overview

Equipment rentals segment revenues were $14.4 million for the three month period ended September 30, 2013 versus $17.3 million for the three month period ended September 30, 2012. Equipment rentals segment revenues include rental, transportation and used rental equipment sales. The $2.9 million decrease is primarily driven by a $1.9 million decrease in used rental equipment sales and an $800,000 decrease in equipment rental revenues. Used rental equipment sales in the third quarter of 2012 included approximately $300,000 associated with aerial work platform units, which we completed the divestiture of in January 2013. The decrease in equipment rental revenues was driven by a decrease in utilization for our rough terrain, boom truck and tower crane fleet, partially offset by an increase in utilization of our crawler crane equipment.

Exhibit 99.1

Equipment distribution revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, increased by 206.2% to $3.8 million for the three month period ended September 30, 2013 compared to $1.2 million for the three month period ended September 30, 2012.

Parts and service revenue equaled $4.6 million for the three month period ended September 30, 2013 compared to $5.6 million for the three month period ended September 30, 2012. Parts and service segment revenues include retail parts sales, billable service work done on our own equipment and servicing customer owned equipment. Gross profit decreased to $1.3 million for the three month period ended September 30, 2013 compared to $1.7 million for the three month period ended September 30, 2012.

Total gross profit decreased 14.2% to $5.5 million for the three month period ended September 30, 2013 from $6.4 million for the three month period ended September 30, 2012. Gross profit margin decreased by approximately 2.4% to 23.9% for the three month period ended September 30, 2013 from 26.3% for the three month period ended September 30, 2012.

EBITDA before non-cash compensation decreased by 13.4% to $4.5 million for the three month period ended September 30, 2013 compared to $5.2 million for the three month period ended September 30, 2012. Non-cash compensation equaled $100,000 in the quarter ended September 30, 2013 and $400,000 in the quarter ended September 30, 2012.

Outlook for the remainder of 2013 and 2014

Mr. Schad continued, “Despite the softening in demand for some of our rental assets and parts and service business we experienced in the third quarter of 2013, we believe the construction market will continue its gradual recovery in 2014. The uncertainty within our government has slowed progress somewhat, but we are confident that the recovery will accelerate once we are provided more clarity. We continue to manage overhead in order to maximize the return on our invested capital. Selling, general and administrative expenses excluding non-cash compensation was down 10.5% in the third quarter of 2013 compared to the prior year. Adjusted EBITDA before non-cash compensation and non-recurring expenses was $19.5 million for the trailing twelve month period ended September 30, 2013 which was 20.2% of total revenues, compared to $14.3 million for the trailing twelve month period ended September 30, 2012 which was 14.7% of total revenues.”

“Although our crawler crane fleet has achieved year over year improvements in utilization for the past six quarters, we have experienced a decline in utilization in the beginning of the fourth quarter, partially due to the delay in some project starts. Given the delay in the key drivers of our business and the fact that our fourth quarter is normally impacted by seasonality, we anticipate that 2013 EBITDA before non-cash compensation and non-recurring expenses will be in the range of $18 million to $21 million, which is lower than the earnings guidance that we provided at the beginning of this fiscal year, which was between $21 million to $26 million.”

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Wednesday, November 6, 2013. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.
About Essex Rental Corp.
Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Exhibit 99.1

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to adjusted EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA represents the sum of net income, tax benefit, foreign currency exchange gains and losses, interest expense, other income, depreciation and amortization. Adjusted EBITDA is used internally when evaluating our operating performance and, we believe, allows investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance and period-over-period growth, and provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because adjusted EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of adjusted EBITDA to net loss is included in the financial tables accompanying this release.

CONTACT:

Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexcrane.com

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
REVENUES
Equipment rentals	$11,802,108	$12,555,822	$35,446,954	$33,740,727
Retail equipment sales	3,772,051	1,231,984	8,336,980	3,425,936
Used rental equipment sales	1,264,921	3,117,062	9,922,096	15,787,256
Retail parts sales	1,827,058	2,409,846	5,777,781	7,064,042
Transportation	1,349,316	1,601,592	4,420,306	5,076,221
Equipment repairs and maintenance	2,792,684	3,223,929	9,182,230	9,975,077
TOTAL REVENUES	22,808,138	24,140,235	73,086,347	75,069,259

COST OF REVENUES
Salaries, payroll taxes and benefits	2,672,555	2,651,730	8,173,718	8,357,781
Depreciation	4,652,113	5,102,680	13,980,856	15,488,491
Retail equipment sales	3,250,194	1,087,227	7,058,671	2,914,330
Used rental equipment sales	829,296	2,481,144	7,439,426	13,317,224
Retail parts sales	1,475,017	1,766,785	4,456,188	5,253,436
Transportation	1,399,513	1,526,528	4,340,788	4,561,182
Equipment repairs and maintenance	2,283,224	2,426,689	7,762,412	7,792,362
Yard operating expenses	789,977	737,556	2,332,253	2,293,875
TOTAL COST OF REVENUES	17,351,889	17,780,339	55,544,312	59,978,681

GROSS PROFIT	5,456,249	6,359,896	17,542,035	15,090,578

Selling, general and administrative expenses	5,722,543	6,625,267	18,116,553	20,158,088
Other depreciation and amortization	250,914	321,893	793,241	958,348
LOSS FROM OPERATIONS	(517,208)	(587,264)	(1,367,759)	(6,025,858)

OTHER INCOME (EXPENSES)
Other income	553,469	30,435	559,058	32,861
Interest expense	(3,075,077)	(2,875,405)	(8,575,553)	(8,658,387)
Foreign currency exchange gains (losses)	106,094	140,685	(222,375)	85,605
TOTAL OTHER INCOME (EXPENSES)	(2,415,514)	(2,704,285)	(8,238,870)	(8,539,921)

LOSS BEFORE INCOME TAXES	(2,932,722)	(3,291,549)	(9,606,629)	(14,565,779)

BENEFIT FOR INCOME TAXES	(1,030,118)	(1,231,923)	(3,608,803)	(4,917,814)

NET LOSS	$(1,902,604)	$(2,059,626)	$(5,997,826)	$(9,647,965)

Weighted average shares outstanding:
Basic	24,653,513	24,555,818	24,639,667	24,541,462
Diluted	24,653,513	24,555,818	24,639,667	24,541,462

Loss per share:
Basic	$(0.08)	$(0.08)	$(0.24)	$(0.39)
Diluted	$(0.08)	$(0.08)	$(0.24)	$(0.39)

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Utilization Statistics (Unaudited)

	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Utilization Statistics - "Days Utilization"
Crawler Cranes - Hydraulic	70.9%	67.6%	63.5%
Crawler Cranes - Traditional	31.4%	30.5%	28.7%
Rough Terrain Cranes	50.5%	60.3%	69.3%
Boomtrucks	52.0%	60.4%	61.9%
Self-Erecting Tower Cranes	32.6%	43.3%	33.1%
City & Other Tower Cranes	33.5%	42.4%	54.7%

(See definitions in the quarterly and annual reports filed with the SEC)

Essex Rental Corp. and Subsidiaries Segment Revenues and Gross Profit (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Segment revenues
Equipment rentals	$14,416,345	$17,274,476	$49,789,356	$54,604,204
Equipment distribution	3,772,051	1,231,984	8,336,980	3,425,936
Parts and service	4,619,742	5,633,775	14,960,011	17,039,119
Total revenues	$22,808,138	$24,140,235	$73,086,347	$75,069,259
Segment gross profit
Equipment rentals	$3,805,321	$4,680,065	$12,553,710	$10,459,460
Equipment distribution	368,143	(4,427)	806,861	60,237
Parts and service	1,282,785	1,684,258	4,181,464	4,570,881
Total gross profit	$5,456,249	$6,359,896	$17,542,035	$15,090,578

Essex Rental Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net loss	$(1,902,604)	$(2,059,626)	$(5,997,826)	$(9,647,965)
Benefit for income taxes	(1,030,118)	(1,231,923)	(3,608,803)	(4,917,814)
Foreign currency exchange (gains) losses	(106,094)	(140,685)	222,375	(85,605)
Interest expense	3,075,077	2,875,405	8,575,553	8,658,387
Other income	(553,469)	(30,435)	(559,058)	(32,861)
Loss from operations	(517,208)	(587,264)	(1,367,759)	(6,025,858)

Depreciation	4,652,113	5,102,680	13,980,856	15,488,491
Other depreciation and amortization	250,914	321,893	793,241	958,348
Adjusted EBITDA (1)	$4,385,819	$4,837,309	$13,406,338	$10,420,981

(1) Includes non-cash stock compensation and non-recurring expenses of $0.1 million and $0.4 million for the three months ended September 30, 2013 and 2012, respectively, and $1.0 million and $1.8 million for the nine months ended September 30, 2013 and 2012, respectively.

Exhibit 99.1

Essex Rental Corp. & Subsidiaries Consolidated Balance Sheets

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,030,137	$8,389,321
Accounts receivable, net of allowances for doubtful accounts and credit memos of $2,630,000 and $2,775,000, respectively	13,993,135	14,658,198
Other receivables	2,237,217	2,282,104
Deferred tax assets	3,123,912	3,022,625
Inventory
Retail equipment	3,804,929	1,815,670
Retail spare parts, net	1,591,904	1,386,412
Prepaid expenses and other assets	1,427,489	1,494,751
TOTAL CURRENT ASSETS	29,208,723	33,049,081

Rental equipment, net	292,140,274	306,892,373
Property and equipment, net	5,273,936	6,610,976
Spare parts inventory, net	3,254,460	3,145,129
Identifiable finite lived intangibles, net	1,152,857	1,403,571
Goodwill	1,796,126	1,796,126
Loan acquisition costs, net	6,605,143	1,170,354

TOTAL ASSETS	$339,431,519	$354,067,610

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$4,000,827	$5,342,637
Accrued employee compensation and benefits	1,921,634	1,999,143
Accrued taxes	3,997,851	3,211,400
Accrued interest	1,044,801	1,359,017
Accrued other expenses	976,810	1,358,036
Unearned rental revenue	1,692,382	1,520,701
Customer deposits	179,350	73,795
Term loan - short-term	5,202,968	5,130,870
Purchase money security interest debt - short-term	2,000,000	—
Promissory notes	1,009,865	828,610
Capital lease obligation	—	3,154
TOTAL CURRENT LIABILITIES	22,026,488	20,827,363

LONG-TERM LIABILITIES
Revolving credit facilities	166,814,982	210,592,909
Term loan	37,000,000	—
Purchase money security interest debt	2,180,806	2,147,349
Deferred tax liabilities	42,405,015	46,258,254
TOTAL LONG-TERM LIABILITIES	248,400,803	258,998,512

TOTAL LIABILITIES	270,427,291	279,825,875

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	—	—
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,653,513 shares at September 30, 2013 and 24,555,818 shares at December 31, 2012	2,465	2,456
Paid in capital	125,226,630	124,460,238
Accumulated deficit	(56,228,764)	(50,230,938)
Accumulated other comprehensive income, net of tax	3,897	9,979
TOTAL STOCKHOLDERS' EQUITY	69,004,228	74,241,735

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$339,431,519	$354,067,610